Exhibit 32.3

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger Properties Limited Partnership (the “Operating Partnership”) hereby certifies, to such officer's knowledge, that:

(i)
the accompanying Annual Report on Form 10-K of the Operating Partnership for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date:	February 22, 2018	/s/ Steven B. Tanger
Steven B. Tanger
Chief Executive Officer
Tanger GP Trust, sole general partner of the Operating Partnership